Exhibit 99.3

DATED 4 April 2007

(1)           COPART, INC.

(2)           COPART (UK) LIMITED

(3)           UNIVERSAL SALVAGE PLC

IMPLEMENTATION AGREEMENT

THIS AGREEMENT is made on 4 April 2007

BETWEEN:

(1)                                  COPART, INC. a company incorporated under the laws of the State of California whose principal place of business is at 4665 Business Centre Drive, Fairfield CA 94534, USA (“Copart”);

(2)                                  COPART (UK) LIMITED (a company incorporated in England and Wales with registered number 6200876) whose registered office is at  110 Cannon Street, London EC4N 6AR (“Copart UK”);  and

(3)                                  UNIVERSAL SALVAGE PLC (a company incorporated in England and Wales with registered number 1464832) whose registered office is at  Acrey Fields, Woburn Road, Wootton, Bedfordshire MK43 9EJ (“Universal”).

WHEREAS:

(A)                          The parties have been in discussions in relation to a potential recommended offer by Copart and Copart UK to acquire the entire issued and to be issued share capital of Universal (the “Offer”).

(B)                                The parties propose to implement the Offer by way of a scheme of arrangement under section 425 of the Act on the terms set out in the Press Announcement and the Circular.

(C)                                This Agreement contains the terms and conditions on which the parties have agreed to implement the Scheme and the steps to be taken by the parties to implement the Scheme.

NOW IT IS AGREED as follows:

1.                                       INTERPRETATION

1.1                                 In this Agreement unless the context otherwise requires:

“Act” means the Companies Act 1985 (as amended);

“Board” means the board of directors of a relevant party;

“Business Day” means a day which is not a Saturday or Sunday or a bank or public holiday in England;

“Circular” means the circular to be sent to Universal shareholders setting out the terms of the Scheme and incorporating a notice of the Court meeting to be held pursuant to the directions of the Court and a notice convening the EGM, a draft of which is set out in Schedule 3;

“Code” means the City Code on Takeovers and Mergers;

“Competing Offer” means any offer made or proposed to be made by any party other than Copart or Copart UK or Investec Bank (UK) Limited for the whole or any part of the share capital of Universal and which represents in the reasonable opinion of Panmure Gordon & Co Limited an offer which is more favourable to the shareholders of Universal than the Offer;

“Conditions” means the conditions set out in Appendix 1 to the Press Announcement;

“Confidentiality Letter” means the confidentiality letter dated 23 March 2007 from Universal to Copart;

“Court” means the Companies Court of the Chancery Division in the High Court of Justice;

“Copart Group” means Copart, its subsidiaries and subsidiary undertakings;

“Effective Date” means the date on which an office copy of the Order of the Court sanctioning the Scheme and confirming the reduction of capital of Universal provided for by the Scheme is filed with the Registrar of Companies with the result that the Scheme shall become effective in accordance with its terms;

“EGM” has the meaning given in Clause 3.3(c);

“Increased Offer” means any increased or revised Offer which, in the opinion of Panmure Gordon & Co. (acting reasonably), is more favourable to shareholders of Universal as a whole than a Competing Offer;

“Listing Rules” means the listing rules of the UK Listing Authority;

“Long Stop Date” means 31 July 2007;

“Material Shareholder” means any person who holds 3 per cent. or more of the Universal Shares from time to time;

“Matters” has the meaning given in Clause 3.5;

“Panel” means the Panel on Takeovers and Mergers;

“Permitted Purpose” means the consideration, evaluation and negotiation of the Offer, the Scheme and all related activities;

“Press Announcement” means the press announcement to be issued in accordance with Rule 2.5 of the Code to announce the terms of the Offer in the form set out in Schedule 2;

“Prohibited Act” has the meaning given in Clause 6.1;

“Representatives” means directors, officers, employees, agents, professional advisers, finance providers, consultants and contractors;

“Resolution” has the meaning given in Clause 3.10(e);

“Scheme” means a scheme of arrangement under section 425 of the Act to implement the Offer or an Increased Offer;

“SEC” means the US Securities and Exchange Commission;

“Supplemental Document” has the meaning given in Clause 3.15;

“Termination Date” means the date on which this Agreement terminates in accordance with Clause 5;

“UK Listing Authority” means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

“Universal Group” means Universal, its subsidiaries and subsidiary undertakings;

“Universal Shares” means issued shares in the capital of Universal; and

“US Securities Acts” means the US Securities Act of 1933 and the US Securities Exchange Act of 1934.

1.2                                 In this Agreement:

(a)                                  a document expressed to be “in the agreed form” means a document in a form which has been agreed by the parties and which has, for the purpose of identification, been initialled by them or on their behalf;

(b)                                 any reference to a party shall mean a party to this Agreement;

(c)                                  references to statutory provisions shall be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and any orders, regulations, instruments or other subordinate legislation made from time to time under the statute concerned;

(d)                                 “Clauses”, “paragraphs” or “Schedules” are to Clauses and paragraphs of and Schedules to this Deed; and

(e)                                  “subsidiary undertaking” and “undertaking” shall be construed in accordance with sections 258 and 259 of the Act.

2.                                       CONDUCT OF BUSINESS

2.1                                 Universal undertakes to each of Copart and Copart UK that it shall and will procure that each member of the Universal Group shall prior to the earlier of the Effective Date and the Termination Date carry on business in the manner in which the business of Universal and the Universal Group has been carried on prior to the date of this Agreement.

2.2                                 Universal further undertakes to Copart and Copart UK that it will not, and will procure that each member of the Universal Group will not, prior to the earlier of the Effective Date and the Termination Date:

(a)                                  do any of the acts or things specified in Schedule 1, in any case without the prior written consent of Copart; or

(b)                                 subject to clauses 6.1 and 7 take any action which is prejudicial to the outcome of the Scheme.

2.3                                 In the event that, prior to the earlier of the Effective Date or the Termination Date, a party becomes aware of any act or matter whereby there is a breach of the obligations contained in Clauses 2.1 and 2.2, it will inform the other parties as soon as reasonably practicable thereafter.

3.                                       IMPLEMENTATION OF THE PROPOSED SCHEME OF ARRANGEMENT

3.1                                 The parties agree that the proposed acquisition of Universal shall be effected by the Scheme.

3.2                                 The Scheme shall, subject to the terms of this Agreement, be on the terms described in the Press Announcement and as to be contained in the Circular, so far as is reasonably practicable and shall provide for the acquisition of Universal by Copart UK.

3.3                                 Each party shall use all reasonable endeavours:

(a)                                  to procure that the Press Announcement is released by the Company via a regulatory information service no later than 5.00 p.m. on 5 April 2007 or such other time and date as may be agreed between the parties;

(b)                                 to finalise the Circular before 5.00 p.m. on 3 May 2007 and provide such co-operation and information (including such information as is necessary for the Circular to comply with all applicable legal and regulatory provisions and the requirements of the Code) as the other may reasonably request before such time;

(c)                                  subject to the approval by the Court of the notice convening the Court meeting, to post the Circular and forms of proxy and forms of election to Universal shareholders in time lawfully to convene such Court meeting and the extraordinary general meeting of Universal necessary to implement the Scheme (the “EGM”) by no later than 29 May 2007 (or such date as may be agreed in writing between Copart and Universal, such agreement in each case not to be unreasonably withheld or delayed); and

(d)                                 so far as it is within their control to satisfy or procure the satisfaction of the Conditions as promptly as reasonably practicable.

3.4                                 The parties shall co-operate with each other:

(a)                                  to finalise and post the Circular in a form which is so far as is reasonably possible substantially in the form set out in Schedule 3;

(b)                                 consult with each other as to the form and content of all documents required in connection with implementation of the Scheme;

(c)                                  provide drafts of all relevant documents to each other in reasonable good time to allow each party and its advisers to review and comment on the same; and

(d)                                 take into account all reasonable comments from each party and their advisers in the drafting of all such documents.

3.5                                 Each party shall procure that its respective Board will (or in the case of Copart, Copart shall cause its officers to) use all reasonable endeavours to implement the Scheme and the other matters (the “Matters”) to be considered at the Court meeting and the EGM and to give effect to the matters specified in, and to act in accordance with, the Press Announcement and the Circular and the parties will have due regard to and take due account of all reasonable requests from time to time of the other party in relation to the Scheme, the Matters and their implementation.

3.6                                 The parties will co-operate with a view to obtaining and complying with:

(a)                                  all statutory or regulatory approvals, consents and/ or waivers including, without limitation, in respect of the Code, the Panel, the UK Listing Authority and London Stock Exchange plc; and

(b)                                 any regulatory clearances or approvals,

in any case that are necessary or desirable in connection with the Scheme and/ or the Matters in a timely and expeditious manner.

3.7                                 The parties acknowledge and agree that the purpose of the Scheme is to effect the Offer.  Universal undertakes that, subject to Clause 3.9, 3.10 and 6, it will not, without the prior written consent of Copart (such consent not to be unreasonably withheld or delayed) except as required by law or the Panel request the Court to or agree to amend, vary, revise, the Scheme.

3.8                                 Universal may, if permitted by the Panel and if requested to do so by Copart or Copart UK request the Court to agree to an extension of time, variation or amendment to the terms and conditions of the Scheme (including any adjournment of any Court meeting or hearing or general meeting of Universal).

3.9                                 Each of Copart and Copart UK undertakes that it will treat as satisfied or waived and agree to vary or amend any term or condition to the Scheme to the extent that it is required to do so by the Panel.

3.10                           Universal shall use its reasonable endeavours (unless otherwise agreed by Copart in writing) and with the reasonable assistance and co-operation of Copart and Copart UK to:

(a)                                  make all necessary applications to the Court in connection with the implementation of the Scheme;

(b)                                 settle the Circular, all necessary advertisements, and the forms of proxy with the Court and (where required) seek the approval of the UK Listing Authority and the Panel in relation to such documents;

(c)                                  include in the Circular a recommendation of the Board of Universal to Universal shareholders to vote in favour of the Scheme in accordance with the Press Announcement;

(d)                                 procure the publication of the requisite advertisement and the posting of the Circular and the forms of proxy to Universal shareholders on the register of members of Universal on the record date agreed with the Court in accordance with the relevant orders of the Court, and thereafter publish and/or post such other documents and information as the Court may approve or direct from time to time;

(e)                                  hold the Court meeting and the EGM at the times and dates on which they are convened to consider the resolution set out in the relative notices of meeting (the “Resolution”);

(f)                                    prior to the Court meeting and the EGM, keep Copart reasonably informed, of the number of proxy votes received in respect of the Resolution; and

(g)                                 following the Court meeting and the EGM, assuming the Resolution are passed, seek the sanction of the Court to the Scheme as soon as practicable.

3.11                           Universal will as soon as is reasonably practicable provide Copart with a copy (certified as a true copy by any of its directors or secretary) of the Resolutions if and once passed and of the order of the Court sanctioning the Scheme if and once obtained.

3.12                           Universal will use all reasonable endeavours to procure that the order of the Court sanctioning the Scheme is presented for sealing by the Court and so sealed and that once sealed and subject thereto that the order of the Court is delivered by hand to the Registrar of Companies for filing on the Business Day next following the date on which the order of the Court sanctioning the Scheme is sealed as aforesaid provided that Copart does not after such sanction and prior to such filing notify Universal of grounds upon which Copart could invoke one or more of the terms and conditions of the Scheme with the consent of the Panel.

3.13                           Universal shall confirm to Copart the sealing and presentation at the Registrar of Companies for filing of the order of the Court sanctioning the scheme, once presented and sealed, and shall deliver a copy of the certificate of reduction as soon as reasonably practicable after such certificate is issued.

3.14                           Each of Copart and Copart UK undertakes to provide Universal with any necessary assistance within its power to implement the steps in Clause 3.10 above, save that, for the avoidance of doubt, nothing in this Clause 3.14 shall oblige Copart or Copart UK to waive any of the terms and conditions of the Scheme or treat them as satisfied.

3.15                           Should any supplemental circular or announcement be required to be published or submitted to the Court in connection with any variation or amendment or supplement to the terms or conditions of the Scheme (a “Supplemental Document”) each party shall provide such co-operation and information (including such information as is necessary for the Supplemental Document to comply with all applicable legal and regulatory provisions and the requirements of the Code) as the other may reasonably request and is reasonably necessary to finalise and publish such Supplemental Document in an expeditious manner.

3.16                           The parties agree that Universal shall be entitled, with the prior written consent of Copart, to adjourn the Court meeting and/or the EGM (including any such adjourned meetings) if, and only if, it reasonably considers that such an adjournment would assist the obtaining of the requisite majorities in respect of the Resolutions, in which case Universal shall notify Copart of any such proposal and shall meet with Copart to discuss an appropriate alternative date which, in any event, shall be no later than 30 June 2007.

3.17                           Universal shall not at any time following the date of the hearing of the Court in respect of the Scheme and prior to the Effective Date allot or issue any shares.

3.18                           Copart and Copart UK will undertake to the Court to be bound by the terms of the Scheme insofar as it relates to Copart and Copart UK including as to the discharge of the consideration due to the shareholders of Universal under the Scheme.

4.                                       CONDITIONS PRECEDENT

Implementation of the Scheme shall be subject to the Conditions being satisfied prior to 31 July 2007.

5.                                       TERMINATION

5.1                                 This Agreement will terminate with immediate effect in the event that:

(a)                                  any shareholder approval on a Resolution is not obtained at any such meeting (including any adjournment thereof); or

(b)                                 any condition of the Scheme becomes incapable of being satisfied and, if capable of waiver by Copart, is not waived within 24 hours of Copart becoming aware that such condition is incapable of being satisfied; or

(c)                                  the Scheme has not become effective by 3.00 pm on the Long Stop Date; or

(d)                                 the Scheme lapses or is withdrawn.

5.2                                 Subject to the Code and any requirement of the Panel, Copart may terminate this Agreement by giving notice in writing to Universal in the event of a breach by Universal of the terms of this Agreement.

5.3                                 If this Agreement terminates, the obligations of the parties hereunder shall lapse and (save for Clauses 9 and 12 to 16 (inclusive) which shall survive termination) this Agreement shall be of no further effect and none of the parties shall be under any liability to the other in respect thereof except in respect of any antecedent breach.

6.                                       PROHIBITED ACTS

6.1                                 Notwithstanding any other provision of this Agreement other than Clauses 5.2 and 5.3 which shall remain binding in all circumstances:

(a)                                  nothing in this Agreement shall preclude Universal or its directors from undertaking any act (a “Prohibited Act”) if, not undertaking such Prohibited Act would adversely affect Universal’s shareholders to a material extent or otherwise breach such directors’ fiduciary duties or be a material breach of any applicable law or regulation (including the Code);

(b)                                 Universal will not be bound by the obligations and restrictions imposed on it pursuant to this Agreement in circumstances where in the proper and reasonable opinion of the Board of Universal, acting in good faith, to comply with such obligations and/or restrictions would be in breach of the fiduciary duties of the directors of Universal;

6.2                                 The parties acknowledge and agree that no provision of this Agreement shall impose any obligation or restriction on Copart if and to the extent that the directors of Copart consider in their absolute discretion that compliance with such obligation or restriction would or might adversely affect its shareholders or otherwise conflict with or be inconsistent with such directors’ fiduciary duties or be a breach of any applicable law or regulation (including, without limitation, the US Securities Acts, the rules and regulations  of the SEC and the Nasdaq Global Market) and Universal shall not be entitled to make any claim or bring any proceedings against Copart in respect of any failure to comply with any provision of this Agreement where such failure results from the directors of Copart reaching a decision on such basis.

7.                                       HIGHER COMPETING OFFER

If there is a Competing Offer prior to the Effective Date or Termination Date (whichever is earlier) Universal shall be entitled to withdraw from the Scheme on a date which falls 5 Business Days after the Competing Offer is made.  In the event that the Court meeting, EGM or hearing date falls within the period of 5 Business Days referred to then Universal may, use its absolute discretion, arrange for such meetings or hearing (as appropriate) to be adjourned or take such steps as the Board of Universal (acting reasonably and in good faith) considers appropriate to delay the implementation of the Scheme.

8.                                       COSTS

Save as provided in the Confidentiality Letter, each party agrees to bear their own respective legal, accounting and other costs and expenses incurred in connection with the Offer and the Scheme.

9.                                       CONFIDENTIAL INFORMATION

For the avoidance of doubt the Confidentiality Letter shall continue in full force and effect.

10.                                 SHARE OPTIONS

10.1                           Universal and Copart agree that after the Press Announcement has been issued, they will co-operate with each other for the purposes of seeking confirmation from HM Revenue & Customs that HM Revenue & Customs agree that options under the Universal 1995 Savings-Related Share Option Scheme (the “SAYE Scheme”) will become exercisable as a result of the Scheme being sanctioned by the Court.  If HM Revenue & Customs do not agree that such options will become exercisable as a result of the Scheme being sanctioned by the Court, then Copart will ensure that its proposals made to option holders under the Code will include an offer to the holders of options under the SAYE Scheme that will enable them to accept a cash cancellation payment in return for the surrender of their option equal to the difference between the option price and the price at which the Offer is made, such calculation being made on the basis of the number of shares in respect of which the relevant option could have been exercised on the date on which the Scheme is sanctioned by the Court.

10.2                           Copart agrees that in the event that the Scheme is sanctioned by the Court, it will procure that any Universal Shares that are issued that are required to be sold under the terms of the amended Articles of Association of Universal are so acquired for a payment per Universal Share equal to that made to other Universal shareholders under the Scheme.

10.3                           Copart agrees that the proposals that it makes to option holders as required by the Code in connection to the Offer will include (except in the case of HM Revenue & Customs approved options if HM Revenue & Customs refuse to approve this facility) a facility available to the holders of options under the Universal 1995 Share Option Scheme, the Universal Inland Revenue Approved Company Share Option Plan 2004 and the

Universal Non-Inland Revenue Approved Company Share Option Plan 2004, which will enable those option holders to exercise their options under those plans without the need to pay the option price otherwise than by utilising an interest free loan from Copart offered without any arrangement or other associated fee.  Universal and Copart agree to co-operate and use all reasonable endeavours to obtain HM Revenue & Customs approval for the cashless exercise facility described in this clause.

10.4                           The parties to this Agreement agree that nothing in Clause 2.1 or otherwise in this Agreement will restrict the Remuneration Committee of Universal from making recommendations to the trustee of the Universal 2000 Employees’ Share Trust.

10.5                           Copart agrees to procure that no action is taken on or behalf of the Board of Universal after it obtains control of Universal that would reverse any decision of the Remuneration Committee of Universal in respect of the extent to which option holders under the Universal Inland Revenue Approved Company Share Option Plan 2004 and the Universal Non-Inland Revenue Approved Company Share Option Plan 2004 should be responsible for employers’ National Insurance contributions arising on the exercise of options under those plans.

11.                                 INFORMATION SUPPLIED

Each party confirms that the information supplied by it or to be supplied by it or any of its subsidiaries or their respective agents for inclusion or incorporation by reference in the Press Announcement, the Circular or any other document to be issued to Universal shareholders pursuant to the Scheme is to the best of its knowledge and belief, complete and accurate in all material respects and not misleading in any material respect.

12.                                 ANNOUNCEMENTS

Except as required by law and unless the recommendation of the Board of Universal has been withdrawn, modified or qualified, any regulatory body (including London Stock Exchange plc, the Panel and the Nasdaq Global Market and the requirements of the US Securities Acts and the SEC) (when the announcing party will to the extent practicable consult with the other before any announcement is made) and without prejudice to Clauses 3.12 and 9, but subject to Clause 5, none of the parties will make any announcement (other than the Press Announcement) in connection with the Offer or the Scheme without the prior written consent of the others, such consent not to be unreasonably withheld or delayed by the relevant party.

13.                                 NOTICES

Without prejudice to any acknowledgement by an addressee that notice has been duly given or received, any notice or other communication desired to be given or made hereunder shall be given or made by sending the same by legible facsimile transmission (“fax”), in the case of Copart marked for the attention of Paul Styer (+1 707 639 5090) (with a copy to Investec Investment Banking Limited, marked for the attention of Gary Clarence (+44 (0)20 7597 5120) and in the case of Universal, marked for the attention of Andrew Somerville (+44(0) 1234 762204) (with a copy to Panmure Gordon & Co., marked for the attention of Hugh Morgan (+44 (0)20 7192 3351).  A fax shall be deemed to have been received on delivery or despatch if delivered or sent on a Business Day or (if not so delivered or sent) at 9.00 a.m. on the next such Business Day.

14.                                 GENERAL

14.1                           This Agreement shall not be assignable by any party but shall be binding upon and enure for the benefit of each party’s successors.

14.2                           This Agreement may only be varied by written document signed by all the parties.

14.3                           If any provision or part of this Agreement shall be held void or unenforceable or in conflict with the law of any jurisdiction any provision or part so held void or unenforceable or in conflict as aforesaid shall be severed from this Agreement or otherwise modified to become valid and enforceable insofar as it relates to the jurisdiction only and the enforceability and validity of any other parts or provisions of this Agreement shall not be affected by such severance or modification.

14.4                           Without prejudice to any other rights or remedies any party may have, each party acknowledges and agrees that in certain circumstances damages alone would not be an adequate remedy for any breach of this Agreement and each party shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Agreement.

14.5                           This Agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by all parties.

15.                                 THIRD PARTY RIGHTS

No person (other than the parties) shall be entitled to enforce any rights or benefits against the parties under the Contracts (Rights of Third Parties) Act 1999.

16.                                 LAW

This Agreement shall be governed by and construed in accordance with the laws of England and the parties submit to the exclusive jurisdiction of the English Courts.

IN WITNESS whereof this Agreement has been executed and delivered as a deed of the parties the day and year first above written.

SIGNED AND DELIVERED AS A DEED by COPART, INC., a company incorporated in the State of California, acting by JAYSON ADAIR and WILLIS JOHNSON	Sign here	/s/ JAYSON ADAIR
(being persons who, in accordance with the laws of that territory, is/are acting under the authority of the company) in the presence of:		/s/ WILLS JOHNSON
Authorised signatory (or signatories)

Witness:
Signature	/s/ ALEX GIBSON

Name	ALEX GIBSON

Address	110 CANNON STREET

LONDON

EC4N 6AR

Occupation	SOLICITOR

SIGNED AND DELIVERED AS A DEED

by COPART (UK) LIMITED

acting by:

Signature of Director	/s/ JAYSON ADAIR

Print name of Director	JAYSON ADAIR

Signature of Director	/s/ WILLIS JOHNSON

Print name of Director	WILLIS JOHNSON

SIGNED AND DELIVERED AS A DEED

by UNIVERSAL SALVAGE PLC

acting by:

Signature of Director	/s/ AVRIL PALMER-BAUNACH

Print name of Director	AVRIL PALMER-BAUNACH

Signature of Director	/s/ ANDREW SOMERVILLE

Print name of Director	ANDREW SOMERVILLE

SCHEDULE 1

Restricted matters

1.                                       The entry into or agreement to enter into any transaction which would require the approval of Universal shareholders under the Listing Rules.

2.                                       The taking of any action which would amount to an action requiring the approval of Universal shareholders in general meeting under Rule 21.1 of the Code.

3.                                       Save as contemplated by the Scheme the amendment of the memorandum or articles of association (or the adoption of new articles of association) of any member of the Universal Group.

4.                                       Save for obligations in respect of existing options or to satisfy any share warrants existing at the date of this Agreement, the alteration of the authorised or issued share capital of any member of the Universal Group or the grant of any options or rights over any such share capital.

5.                                       The making of any change to the terms of any option scheme of the Universal Group.

6.                                       The amendment of the service agreement of or other arrangements with any director of Universal.

7.                                       The making of any change in the accounting reference date of any member of the Universal Group.

8.                                       Except in pursuance of a contract entered into prior to the date of this Agreement, the sale, transfer, lease, license, assignment or other disposal of the whole or any material part of its business, undertaking, property and/or assets.

9.                                       Save pursuant to the Scheme, in general meeting the passing of any ordinary, special or extraordinary resolution.

10.                                 Save in the ordinary course of Universal’s business, the giving of any guarantee, indemnity, assurance or the like.

11.                                 The creation or issue of any debenture, mortgage, charge or other security or increase of the amount of any borrowings capable of being secured thereby other than pursuant to any facilities or financing agreement in existence at the date of this Agreement.

12.                                 The acquisition or disposal of any share, debenture, mortgage, loan capital or security (or any interest therein) in any body corporate or trust.

13.                                 The making of any loan other than credit or loan given in the normal course of trading.

14.                                 Except pursuant to a contract or agreement entered into prior to the date of this Agreement, the purchase, lease, acquisition, taking of options over, exchange or otherwise deal in any real property or any interest therein, for a consideration of more than £500,000 or entry into any capital commitment in an amount of more than £500,000.

15.                                 Save pursuant to the Scheme the making of any reduction of the share capital or variation of the rights attaching to any class of shares or any redemption, purchase or other acquisition any member of the Universal Group of its own shares or other securities.

16.                                 Other than in the ordinary course of business the entry into of any loan agreement or other financing agreement or the incurring pf commitments of a like nature which shall include without limitation agreements for the leasing, hire purchase or purchase on deferred terms of any asset where the commitment or agreement is more than £100,000 per asset or agreement or £500,000 in aggregate.

17.                                 The entry into or amendment of any management agreement or commitment or payment of any management fee other than in the ordinary course of Universal’s business on arm’s length terms.

18.                                 Other than in the ordinary course of business the entry into of any joint venture, partnership, consortium or profit sharing agreement with any other person.

19.                                 The sale, release, assignment or factoring of the debts or securities of Universal.

20.                                 The declaration or payment of any dividend or making any other distribution.

SCHEDULE 2

Rule 2.5 Announcement

See Exhibit 99.2 to the Current Report on Form 8-K filed by Copart, Inc. with the Securities and Exchange Commission on April 5, 2007.

SCHEDULE 3

Circular

This schedule is omitted in accordance with Item 601(b)(2) of Regulation S-K and a brief description of this omitted schedule is included in the agreement.  Copart, Inc. undertakes to supplementally provide the Securities and Exchange Commission with a copy of this omitted schedule upon request.